EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: January 10, 2005

Lawrence Investments, LLC

/s/ Philip B. Simon
Name: Philip B. Simon
Its: Member

Tako Ventures, LLC
By: Cephalopod Corporation, Member

/s/ Philip B. Simon
Name: Philip B. Simon
Its: President

Lawrence J. Ellison

	By:	/s/ Philip B. Simon
by Philip B. Simon, his attorney in fact

Cephalopod Corporation

/s/ Philip B. Simon
Name: Philip B. Simon
Its: President